Exhibit 99.1
Investor Relations
Michael McAndrew
Chief Financial Officer
Black Box Corporation
Phone: (724) 873-6788
Fax: (724) 873-6799
Email: investors@blackbox.com
FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS FIRST QUARTER OF FISCAL 2009 RESULTS
PITTSBURGH, PENNSYLVANIA, July 29, 2008 — Black Box Corporation (NASDAQ:BBOX) today reported results for the first quarter of Fiscal 2009 ended June 28, 2008.
For the first quarter of Fiscal 2009, diluted earnings per share were 73¢ on net income of $12.8 million or 5.3% of revenues compared to diluted earnings per share of 46¢ on net income of $8.2 million or 3.2% of revenues for the same quarter last year. On a sequential quarter comparison basis, fourth quarter of Fiscal 2008 diluted earnings per share were 48¢ on net income of $8.4 million or 3.4% of revenues. Excluding reconciling items, operating earnings per share (which is a non-GAAP term and is defined below) for the first quarter of Fiscal 2009 were 74¢ on operating net income (which is a non-GAAP term and is defined below) of $12.9 million or 5.3% of revenues compared to operating earnings per share of 73¢ on operating net income of $12.8 million or 5.1% of revenues for the same quarter last year. Management believes that presenting operating earnings per share and operating net income is useful to investors because it provides a more meaningful comparison of the ongoing operations of the Company.
For the first quarter of Fiscal 2009, the Company’s pre-tax reconciling items were $0.1 million with an after-tax impact on EPS of 1¢. During the first quarter of Fiscal 2008, as previously disclosed, the Company’s pre-tax reconciling items were $7.4 million with an after-tax impact on net income and EPS of $4.7 million and 27¢, respectively. See below for further discussion regarding Management’s use of non-GAAP accounting measurements and a detailed presentation of the Company’s pre-tax reconciling items for the periods presented above.
First quarter of Fiscal 2009 total revenues were $243 million, a decrease of $9 million or 4% from $252 million for the same quarter last year. On a sequential quarter comparison basis, fourth quarter of Fiscal 2008 total revenues were $245 million.
First quarter of Fiscal 2009 cash provided by operating activities was $12 million or 97% of net income, compared to $8 million or 94% of net income for the same quarter last year. First quarter of Fiscal 2009 free cash flow (which is a non-GAAP term and is defined below) was $12 million compared to $7 million for the same quarter last year. On a sequential quarter comparison basis, fourth quarter of Fiscal 2008 cash provided by operating activities was $44 million or 528% of net income and free cash flow was $43 million. Black Box utilized its first quarter of Fiscal 2009 free cash flow primarily to fund current and prior period acquisition activity of $6 million, to fund debt reduction of $6 million and to pay dividends of $1 million, resulting in a $1 million decrease in its cash position. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from stock option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company.
The Company’s six-month order backlog was $158 million at June 28, 2008 compared to $165 million for the same quarter last year. On a sequential quarter end comparison basis, the Company’s six-month order backlog was $159 million at March 31, 2008.
For Fiscal 2009, the Company continues to target reported revenues of approximately $1.0 billion; corresponding operating earnings per share in the range of $3.30 to $3.45; and cash provided by operating activities in the range of 90% to 100% of operating net income.
All of the above exclude acquisition-related expense, stock-based compensation expense, historical stock option granting practices investigation costs and the impact of changes in the fair market value of the Company’s interest-rate swap, and all of the above are before any new mergers and acquisition activity that has not been announced.
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Commenting on the first quarter of Fiscal 2009 results, Terry Blakemore, President and Chief Executive Officer, said “Our first quarter of Fiscal 2009 results are reflective of the current economic environment and its effect on our end-markets. We are generally pleased with our operating earnings per share and cash flow results relative to our previously-disclosed outlook for Fiscal 2009. We closely monitored our cost structure during the quarter which was aligned to achieve an additional $2 to $3 million of revenues primarily in our Hotline Services. Relative to achieving our financial objectives for the year, we remain committed to improving our profitability through effective management of our cost structure consistent with expected revenue levels over the coming quarters.”
Mr. Blakemore went on to say, “From an operational perspective, we will continue to focus on delivering the highest quality technical support services to our clients around the world. Together, these financial and operational objectives support our longer-term strategic goal of significantly growing Black Box by continuing to consummate high quality M&A opportunities.”
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Daylight Time today, July 29, 2008. Terry Blakemore, President and Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-1025 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 951867.
Black Box is the world’s largest technical services company dedicated to designing, building and maintaining today’s complicated data and voice infrastructure systems. Black Box services 175,000 clients in 141 countries with 188 offices throughout the world. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box®, the Double Diamond logo and DVH are registered trademarks of BB Technologies, Inc.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “target,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include the timing and final outcome of the ongoing review of the Company’s stock option practices, including the related Securities and Exchange Commission (“SEC”) investigation, shareholder derivative lawsuit and tax matters, and the impact of any actions that may be required or taken as a result of such review, SEC investigation, shareholder derivative lawsuit or tax matters, levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, including the NextiraOne business, the timing and costs of restructuring programs, successful marketing of DVH (Data, Voice, Hotline) services, successful implementation of our M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company’s arrangements with suppliers of voice equipment and technology and various other matters, many of which are beyond the Company’s control. Additional risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008. We can give no assurance that any goal, plan or target set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
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BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three months ended June 28 and 30,
In thousands, except per share amounts	2008	2007

Revenues
Hotline products	$55,639	$56,139
On-Site services	186,914	196,152

Total	242,553	252,291

Cost of sales
Hotline products	27,982	29,362
On-Site services	126,429	131,699

Total	154,411	161,061

Gross profit	88,142	91,230

Selling, general & administrative expenses	66,468	72,743
Intangibles amortization	1,826	2,318

Operating income	19,848	16,169

Interest expense (income), net	(265)	3,280
Other expenses (income), net	(96)	(67)

Income before provision for income taxes	20,209	12,956

Provision for income taxes	7,376	4,768

Net income	$12,833	$8,188

Earnings per common share
Basic	$0.73	$0.47

Diluted	$0.73	$0.46

Weighted average common shares outstanding
Basic	17,516	17,527

Diluted	17,518	17,639

Dividends per share	$0.06	$0.06
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BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except par value	June 28, 2008	March 31, 2008

Assets
Cash and cash equivalents	$25,238	$26,652
Accounts receivable, net	162,696	162,289
Inventories, net	64,683	67,537
Costs/estimated earnings in excess of billings on uncompleted contracts	57,614	58,611
Prepaid and other current assets	34,050	31,529

Total current assets	344,281	346,618

Property, plant and equipment, net	32,172	32,822
Goodwill	587,158	586,856
Intangibles
Customer relationships, net	68,880	67,331
Other intangibles, net	32,594	32,524
Other assets	7,278	7,700

Total assets	$1,072,363	$1,073,851

Liabilities
Accounts payable	$74,299	$71,670
Accrued compensation and benefits	21,608	22,654
Deferred revenue	37,566	37,467
Billings in excess of costs/estimated earnings on uncompleted contracts	17,098	19,946
Income taxes	14,986	13,810
Other liabilities	41,942	47,040

Total current liabilities	207,499	212,587

Long-term debt	190,722	195,904
Other liabilities	21,938	25,086

Total liabilities	420,159	433,577

Stockholders’ equity
Common stock	25	25
Additional paid-in capital	443,762	443,380
Retained earnings	491,703	479,921
Accumulated other comprehensive income	39,809	40,043
Treasury stock	(323,095)	(323,095)

Total stockholders’ equity	652,204	640,274

Total liabilities and stockholders’ equity	$1,072,363	$1,073,851

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BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended June 28 and 30,
In thousands	2008	2007

Operating Activities
Net income	$12,833	$8,188
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Intangibles amortization and depreciation	4,252	5,273
Loss on sale of property	6	481
Deferred taxes	936	(7,789)
Tax impact from stock options	160	4,404
Stock compensation expense	542	1,716
Change in fair value of interest-rate swap	(2,708)	(1,308)
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable, net	799	320
Inventories, net	3,983	3,312
All other current assets excluding deferred tax asset	(1,694)	(1,996)
Liabilities exclusive of long-term debt	(6,681)	(4,897)

Net cash provided by (used for) operating activities	$12,428	$7,704

Investing Activities
Capital expenditures	$(652)	$(984)
Capital disposals	22	—
Acquisition of businesses (payments)/recoveries	(6,286)	—
Prior merger-related (payments)/recoveries	165	(3,250)

Net cash provided by (used for) investing activities	$(6,751)	$(4,234)

Financing Activities
Proceeds from borrowings	$52,575	$47,445
Repayment of borrowings	(58,448)	(50,818)
Deferred financing costs	(112)	—
Payment of dividends	(1,051)	(1,052)

Net cash provided by (used for) financing activities	$(7,036)	$(4,425)

Foreign currency exchange impact on cash	$(55)	$93

Increase / (decrease) in cash and cash equivalents	$(1,414)	$(862)
Cash and cash equivalents at beginning of period	$26,652	$17,157

Cash and cash equivalents at end of period	$25,238	$16,295

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Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles (“GAAP”), the Company provides non-GAAP financial measures such as free cash flow, cash provided by operating activities excluding restructuring payments, operating net income, operating earnings per share, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Operating income and Same-office revenue comparisons to illustrate the Company’s operational performance. These non-GAAP financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Pursuant to the requirements of Regulation G, the Company has provided Management explanations regarding their use and the usefulness of non-GAAP financial measures, definitions of the non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures, which are provided below.
Management uses non-GAAP financial measures (a) to evaluate the Company’s historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources, (d) to measure operational profitability and (e) as an important factor in determining variable compensation for Management and its team members. Moreover, the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
While Management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. The limitations include (i) the non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly-titled measures of the Company’s competitors due to potential differences in the exact method of calculation, (ii) the non-GAAP financial measures exclude restructuring, severance and other acquisition integration costs (collectively referred to as “restructuring charges” or “restructuring payments”) incurred during the periods reported that will impact future operating results, (iii) the non-GAAP financial measures exclude certain non-cash amortization of intangible assets on acquisitions, however, they do not specifically exclude the added benefits of these costs, such as revenue and contributing operating margin, (iv) the non-GAAP financial measures exclude non-cash stock-based compensation charges, which are similar to cash compensation paid to employees and are an integral part of achieving our operating results, (v) the non-GAAP financial measures exclude non-cash asset write-up depreciation expense on acquisitions related to acquisitions made during recent years which is derived from the book value to fair market value write-up on acquired assets, (vi) the non-GAAP financial measures exclude historical stock option granting practices investigation costs, (vii) the non-GAAP financial measures exclude the non-cash change in fair value of the interest-rate swap which will continue to impact the Company’s earnings until the interest-rate swap is settled, (viii) the non-GAAP financial measures exclude expenses incurred as a result of measures taken by the Company to address the application of Section 409A of the Internal Revenue Code of 1986, as amended (hereinafter referred to as “409A expenses”) and (ix) there is no assurance the excluded items in the non-GAAP financial measures will not occur in the future. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measurements, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.
Free cash flow
Free cash flow is defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from stock option exercises, plus or minus foreign currency translation adjustments. Management’s reasons for exclusion of each item are explained in further detail below.
Net capital expenditures
The Company believes net capital expenditures must be taken into account along with cash provided by operating activities to more properly reflect the actual cash available to the Company. Net capital expenditures are typically material and directly impact the availability of the Company’s operating cash. Net capital expenditures are comprised of capital expenditures and capital disposals.
Proceeds from stock option exercises
The Company believes that proceeds from stock option exercises should be added to cash provided by operating activities to more accurately reflect the actual cash available to the Company. The Company has demonstrated a recurring inflow of cash related to its stock-based compensation plans and, since this cash is immediately available to the Company, it directly impacts the availability of the Company’s operating cash. The amount of proceeds from stock option exercises is dependent upon a number of variables, including the number and exercise price of outstanding options and the trading price of the Company’s common stock. In addition,
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the timing of stock option exercises is under the control of the individual option holder and is not in the control of the Company. As a result, there can be no assurance as to the timing or amount of any proceeds from stock option exercises.
Foreign currency translation adjustment
Due to the size of the Company’s international operations, and the ability of the Company to utilize cash generated from foreign operations locally without the need to convert such currencies to U.S. dollars on a regular basis, the Company believes that it is appropriate to adjust its operating cash flows to take into account the positive and / or negative impact of such charges as such adjustment provides an appropriate measure of the availability of the Company’s operating cash on a world-wide basis. A limitation of adjusting cash flows to account for the foreign currency impact is that it may not provide an accurate measure of cash available in U.S. dollars.
A reconciliation of cash provided by operating activities to free cash flow is presented below:

	1Q09	4Q08	1Q08

Cash provided by operating activities	$12,428	$44,385	$7,704
Capital expenditures	(652)	(829)	(984)
Capital disposals	22	19	—
Foreign currency exchange impact on cash	(55)	(1,679)	93

Free cash flow before stock option exercises	$11,743	$41,896	$6,813
Proceeds from stock option exercises	—	706	—

Free cash flow	$11,743	$42,602	$6,813

Cash provided by operating activities excluding restructuring payments
Cash provided by operating activities excluding restructuring payments is defined by the Company as cash provided by operating activities plus restructuring payments. Restructuring payments are the cash payments made during the period for restructuring charges. The Company believes that restructuring payments should be added to cash provided by operating activities to more accurately reflect the cash flow from operations.
A reconciliation of cash provided by operating activities to cash provided by operating activities excluding restructuring payments is presented below:

	1Q09	4Q08	1Q08

Cash provided by operating activities	$12,428	$44,385	$7,704
Restructuring payments	3,154	2,758	4,017

Cash provided by operating activities excluding restructuring payments	$15,582	$47,143	$11,721

Operating net income and operating earnings per share (“EPS”)
Management believes that operating net income, defined by the Company as net income plus reconciling items, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in a way Management assesses, the Company’s current and future operations. Reconciling items include restructuring charges, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, historical stock option granting practices investigation costs, the change in fair value of the interest-rate swap and 409A expenses. Management’s reason for exclusion of each item is explained in further detail below.
Restructuring charges
The Company believes that incurring costs in the current period(s) as part of a restructuring plan or as a result of economies of scale from acquisitions will result in a long-term positive impact on financial performance in the future. Restructuring charges are presented in accordance with GAAP in the Company’s Condensed Consolidated Statements of Income. However, due to the material amount of additional costs incurred during a single or possibly successive periods, Management believes that exclusion of these costs and their related tax impact provides a more accurate reflection of the Company’s ongoing financial performance.
Amortization of intangible assets on acquisitions
The Company incurs non-cash amortization expense from intangible assets related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an
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acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by Management after the acquisition.
Stock-based compensation expense
The Company records non-cash stock-based compensation expense equal to the fair value of share-based payment awards to its directors, executives and employees. Non-cash stock-based compensation is an integral part of ongoing operations since it is considered similar to other types of compensation to employees. However, Management believes that varying levels of stock-based compensation expense could result in misleading period-over-period comparisons and is providing an adjusted disclosure which excludes stock-based compensation and its related tax impact.
Asset write-up depreciation expense on acquisitions
The Company incurs non-cash asset write-up depreciation expense on acquisitions related to acquisitions made during recent years. Specifically, this non-cash expenditure is derived from the book value to fair market value write-up on acquired assets. Asset write-ups are depreciated over their remaining useful life which generally falls between one to five years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are fixed from acquisition to the end of the asset’s useful life, and generally cannot be changed or influenced by Management after the acquisition.
Historical stock option granting practices investigation costs
The Company incurred significant costs in connection with its investigation of historical stock option granting practices during the current year. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are generally non-recurring and cannot be changed or influenced by Management.
Change in fair value of the interest-rate swap
To mitigate the risk of interest-rate fluctuations associated with the Company’s variable rate debt, the Company entered into a five-year interest-rate swap (“interest-rate swap”) that does not qualify as a cash flow hedge. Thus, the Company records the change in fair value of the interest-rate swap as an asset/liability within the Company’s Condensed Consolidated Balance Sheets with the offset to Interest expense (income) within the Company’s Condensed Consolidated Statements of Income. Management excludes this non-cash expense (income) and the related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs generally cannot be changed or influenced by Management.
409A expenses
The Company incurred significant costs as a result of measures taken to address the application of Section 409A of the Internal Revenue Code of 1986, as amended, related to its stock options. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are generally non-recurring and cannot be changed or influenced by Management.
The following table represents the Company’s pre-tax reconciling items:

	1Q09	4Q08	1Q08

Non-cash charges
Amortization of intangible assets on acquisitions	$1,791	$1,599	$2,269
Stock-based compensation expense	542	498	1,716
Asset write-up depreciation expense on acquisitions	448	614	659
Change in fair value of interest-rate swap	(2,708)	2,555	(1,308)

Total Non-cash charges	$73	$5,266	$3,336

Cash charges
Restructuring charges	$—	$2,255	$4,030
Historical stock option granting practices investigation costs	—	69	—
409A expenses	—	183	—

Total Cash charges	$—	$2,507	$4,030

Total pre-tax reconciling items	$73	$7,773	$7,366

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A reconciliation of net income to operating net income is presented below:

	1Q09	4Q08	1Q08

Net income	$12,833	$8,394	$8,188
% of Revenue	5.3%	3.4%	3.2%
Reconciling items, after tax	46	4,662	4,655

Operating net income	$12,879	$13,056	$12,843
% of Revenue	5.3%	5.3%	5.1%

A reconciliation of diluted EPS to operating EPS is presented below:

	1Q09	4Q08	1Q08

Diluted EPS	$0.73	$0.48	$0.46
EPS impact of reconciling items	0.01	0.26	0.27

Operating EPS	$0.74	$0.74	$0.73

EBITDA and Adjusted EBITDA
Management believes that EBITDA, defined as income before provision for income taxes plus interest, depreciation and amortization, is a widely accepted measure of profitability that may be used to measure the Company’s ability to service its debt. Adjusted EBITDA, defined as EBITDA plus stock-based compensation expense, may also be used to measure the Company’s ability to service its debt.
A reconciliation of net income to EBITDA is presented below:

	1Q09	4Q08	1Q08

Income before provision for income taxes	$20,209	$14,031	$12,956
Interest	(265)	6,095	3,280
Depreciation / Amortization	4,252	4,273	5,273

EBITDA	$24,196	$24,399	$21,509
Stock-based compensation expense	542	498	1,716

Adjusted EBITDA	$24,738	$24,897	$23,225

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Supplemental Information
The following supplemental information, including geographical segment results, service type results, same-office revenue comparisons and significant balance sheet ratios and other information is being provided for comparisons of reported results for the first quarter of Fiscal 2009, fourth quarter of Fiscal 2008 and first quarter of Fiscal 2008. All dollar amounts are in thousands unless noted otherwise.
Geographical Segment Results
Management is presented with and reviews revenues, operating income and adjusted operating income by geographical segment. Adjusted operating income is defined by the Company as operating income plus reconciling items. Reconciling items include restructuring charges, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, historical stock option granting practices investigation costs and 409A expenses. See above for additional details provided by Management regarding non-GAAP financial measures. Revenues, operating income and adjusted operating income for North America, Europe and All Other are presented below:

	1Q09	4Q08	1Q08

Revenues
North America	$196,336	$199,763	$210,002
Europe	35,768	35,119	32,799
All Other	10,449	10,615	9,490

Total	$242,553	$245,497	$252,291

Operating income
North America	$14,484	$12,998	$10,582
% of North America revenues	7.4%	6.5%	5.0%
Europe	$3,813	$5,072	$3,948
% of Europe revenues	10.7%	14.4%	12.0%
All Other	$1,551	$2,015	$1,639
% of All Other revenues	14.8%	19.0%	17.3%

Total	$19,848	$20,085	$16,169
% of Total revenues	8.2%	8.2%	6.4%

Reconciling items (pretax)
North America	$2,781	$5,218	$8,674
Europe	—	—	—
All Other	—	—	—

Total	$2,781	$5,218	$8,674

Adjusted Operating income
North America	$17,265	$18,216	$19,256
% of North America revenues	8.8%	9.1%	9.2%
Europe	$3,813	$5,072	$3,948
% of Europe revenues	10.7%	14.4%	12.0%
All Other	$1,551	$2,015	$1,639
% of All Other revenues	14.8%	19.0%	17.3%

Total	$22,629	$25,303	$24,843
% of Total revenues	9.3%	10.3%	9.8%

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Service Type Results
Management is presented with and reviews revenues and gross profit for Data Services, Voice Services and Hotline Services which are presented below:

	1Q09	4Q08	1Q08

Revenues
Data Services	$46,884	$47,615	$46,165
Voice Services	140,030	137,595	149,987
Hotline Services	55,639	60,287	56,139

Total	$242,553	$245,497	$252,291

Gross profit
Data Services	$13,287	$13,285	$14,177
% of Data Services revenues	28.3%	27.9%	30.7%
Voice Services	$47,198	$45,709	$50,276
% of Voice Services revenues	33.7%	33.2%	33.5%
Hotline Services	$27,657	$29,986	$26,777
% of Hotline Services revenues	49.7%	49.7%	47.7%

Total	$88,142	$88,980	$91,230
% of Total revenues	36.3%	36.2%	36.2%

Same-office revenue comparisons
Management is presented with and reviews revenues on a same-office basis which excludes the effects of revenues from acquisitions. While the information provided below is presented on a consolidated basis, the revenue from offices added below relates primarily to North America Voice Services. Reported same-office comparisons for the Company’s North America and Voice Services segments can be determined by excluding the revenues from offices added since 1Q08 or 4Q08 as shown below.
Information on quarterly revenues on a same-office basis compared to the same period last year is presented below:

	1Q09	1Q08	% Change

Reported revenues	$242,553	$252,291	(4%)
Less revenues from offices added since 1Q08	(7,893)	—

Reported revenues on same-office basis	234,660	252,291	(7%)
Foreign currency impact	(4,614)	—

Revenues on same-office basis (excluding foreign currency impact)	$230,046	$252,291	(9%)

Information on revenues on a same-office basis compared to the sequential quarter is presented below:

	1Q09	4Q08	% Change

Reported revenues	$242,553	$245,497	(1%)
Less revenues from offices added since 4Q08	(3,936)	(176)

Reported revenues on same-office basis	238,617	245,321	(3%)
Foreign currency impact	(1,759)	—

Revenues on same-office basis (excluding foreign currency impact)	$236,858	$245,321	(3%)

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.

	1Q09		4Q08		1Q08

Accounts receivable
Gross accounts receivable	$174.3		$174.9		$176.1
Reserve $ / %	$11.6	6.6%	$12.6	7.2%	$13.7	7.8%

Net accounts receivable	$162.7		$162.3		$162.4

Net days sales outstanding	54 days		55 days		53 days

Inventory
Gross inventory	$85.7		$87.9		$91.7
Reserve $ / %	$21.0	24.5%	$20.4	23.2%	$22.0	24.0%

Net inventory	$64.7		$67.5		$69.7

Net inventory turns	7.1x		7.1x		7.5x

Six-month order backlog	$158		$159		$165

Team members	4,262		4,313		4,454

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746